PROVIDENT NEW YORK BANCORP 2012 STOCK INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

Name of Option Holder	Social Security Number
Address City State	Zip Code

This Award Agreement is intended to set forth the terms and conditions on which an Option has been granted under the Provident New York Bancorp 2012 Stock Incentive Plan. Set forth below are the specific terms and conditions applicable to this Option. Attached as Exhibit A are its general terms and conditions.

OPTION GRANT	GRANT SUMMARY**	OPTION DETAIL BY VESTING DATE

Grant Date:
Class of Optioned Shares *
No. of Optioned Shares*
Option Type (ISO or NQSO)
Exercise Price Per Share *
Vesting Percent *
Cumulative No. of Shares Exercisable on Each Indicated Vesting Date *		less any previously exercised Shares from this Grant	less any previously exercised Shares from this Grant	less any previously exercised Shares from this Grant	less any previously exercised Shares from this Grant
Option Expiration Date *
*Subject to adjustment as provided in the Plan and the General Terms and Conditions.
** This column reflects a summary of the option grant detailed in the remaining columns of this table. It does not constitute a separate, additional option grant.

By signing where indicated below, Provident New York Bancorp grants this Option upon the specified terms and conditions, and the Option Holder acknowledges receipt of this Award Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

Provident New York Bancorp:	Option Holder:
BY NAME: TITLE:	PRINT NAME

EXHIBIT A

PROVIDENT NEW YORK BANCORP 2012 STOCK INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

General Terms and Conditions

Section 1.    Incentive Stock Option. If the Option has been granted to an Option Holder who is a non-employee director, it is a Non-Qualified Stock Option (NQSO). If the Option has been granted to an individual who is an employee and is designated as an ISO, the Company intends the Option evidenced hereby to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986 ("Code"). If the Option or any part of the Option does not qualify as an "incentive stock option" under the Plan or the Code, the Option, or the part not qualifying, shall be treated as a Non-Qualified Stock Option under the Code.

Section 2.    Exercise Period. (a) Subject to section 2(b), the Option Holder shall have the right to purchase all or any portion of the optioned Shares at any time during the period ("Exercise Period") commencing on the Earliest Vesting Date and ending on the earliest to occur of the following dates:

(i)    the close of business on the date of the Option Holder’s termination of service due to resignation or immediately upon Termination for Cause;

(ii)    last day of the 3-month period commencing on the date of the termination of all service with the Company and Provident Bank due to a discharge that is not a Termination for Cause;

(iii)    the last day of the 1-year period commencing on the date of termination of all service with the Company and Provident Bank due to death, Disability or Retirement, and

(iv)    the last day of the ten-year period following the date on which the Option was granted.

(b)    If the Option is designated as an ISO, the favorable tax treatment applicable to incentive stock options may not apply if it is exercisable more than three months after termination of employment for reasons other than death or total and permanent disability (within this meaning of section 22(e)(3) of the Code) or more than one year after termination of employment due to total and permanent disability.

(c)    If the Option has an Earliest Exercise Date that is before its Vesting Date, the Option may be exercised before it is vested. In this case, the Shares issued will bear a restrictive legend and will be nontransferable and subject to forfeiture until their Vesting Date.

(d)    To become vested in an Option, the Option Holder must be in continuous service with the Company and/or Provident Bank during the period beginning on the Grant Date and ending on the Vesting Date. In addition, the disinterested members of the “Committee” (as defined in the 2012 Stock Incentive Plan) must determine in its discretion that the Option Holder's performance as an officer or employee has been satisfactory. In general, performance is considered satisfactory if the Option Holder has been the subject of a formal written performance appraisal within the most recent 12 months and received a salary increase or one-time payment in lieu of a salary increase and no material negative change in the performance level has occurred. If performance is not determined to have been satisfactory, or, if the Option Holder terminated service with the Company prior to a Vesting Date, any Options granted hereunder that are scheduled to vest on that Vesting Date, and any Shares issued upon exercise of such an Option, are deemed forfeited for that Option Holder. In the event of the Option Holder’s termination of service with the Company due to death, Disability or Retirement, unvested Options with a Vesting Date that occurs during the calendar year of termination or the following calendar year, and any Shares issued upon exercise of such Options, will be deemed vested as of the termination date. Options that are forfeited will be immediately canceled and will cease to be exercisable. Any Shares that are forfeited must be returned to the Company in exchange for a payment equal to Exercise Price paid for the Shares or their Fair Market Value on the date forfeited, whichever is less. In the event of a Change in Control, all Options evidenced by this Agreement that were not previously forfeited will be 100% vested.

(e)    To qualify for Retirement, the Option Holder must, as of the termination date, enter into a retirement agreement with the Company in a form approved by the Committee, within the Committee’s discretion, and under which the Option Holder agrees, for a period of 2 years, to provide consulting services to the Company and Provident Bank (as specified in Section 2.46 of the Plan) and to refrain from competing with or soliciting employees and customers of the Company and Provident Bank.

Section 3.    Exercise Price. During the Exercise Period, and after the applicable Earliest Exercise Date, the Option Holder shall have the right to purchase all or any portion of the optioned Shares at the Exercise Price per Share.

Section 4.    Method of Exercise. The Option Holder may, at any time during the Exercise Period provided by section 2, exercise his right to purchase all or any part of the optioned Shares then available for purchase; provided, however, that the minimum number of shares of optioned Shares which may be purchased shall be one hundred (100) or, if less, the total number of shares of optioned Shares then available for purchase. The Option Holder shall exercise such right by:

(a)    giving written notice to the Committee, in the form attached hereto as Appendix A; and

(b)    delivering to the Committee full payment of the Exercise Price for the optioned Common Stock to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 4 have been satisfied. Payment shall be made (i) in United States dollars by certified check, money order, official bank check or personal check made payable to the order of Provident New York Bancorp, (ii) with the Committee’s approval, in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached (or using a “constructive delivery” method approved by the Committee), already owned by the Option Holder for more than 6 months and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (iii) in a combination of (i) and (ii). In lieu thereof, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price and applicable tax withholding amounts (if any).

Section 5.    Delivery and Registration of Optioned Shares. As soon as is practicable following the date on which the Option Holder has satisfied the requirements of section 4, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing the Option Holder’s ownership of the optioned Shares that have been purchased. The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to optioned Shares, prior to the date as of which such optioned Shares are transferred to the Option Holder on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is affected. The obligation of the Company to deliver Shares under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law.

Section 6.    No Right to Continued Service. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon the Option Holder any right to a continuation of service by the Company or Provident Bank. The Option Holder may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

Section 7.    Taxes. Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 8.    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)    If to the Committee:

Provident New York Bancorp
c/o Provident Bank
400 Rella Boulevard
Montebello, New York

Attention:    Corporate Secretary

(b)    If to the Option Holder, to the Option Holder's address as shown in the Company's records.

Section 9.    Restrictions on Transfer. The Option granted hereunder is not transferable by any Option Holder, except that: (i) an Option Holder may transfer a Non-Qualified Stock Option to his Family Members during his lifetime; and (ii) any Option Holder may transfer Options remaining unexercised at his death to a Beneficiary or by will or by the laws of descent and distribution. Any permitted transfer to Family Members during an Option Holder’s lifetime shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the Permitted Transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Recipient except the right to transfer the Option to Family Members. If a privilege of the Option depends on the life, Service, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, Service, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

Section 10.    Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Option Holder and their respective heirs, successors and assigns.

Section 11.    Construction of Language. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 12.    Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts having jurisdiction in Rockland County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Option granted under this Agreement, the Option Holder, and any other person claiming any rights under the Agreement, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 13.    Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Option Holder. This Agreement amends and supersedes any Stock Option Agreement bearing the same grant date.

Section 14.    Plan Provisions Control. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Option Holder acknowledges receipt of a copy of the Plan. The Option Holder acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Agreement.

APPENDIX A TO STOCK OPTION AWARD AGREEMENT

NOTICE OF EXERCISE

Notice is hereby given pursuant to Section 4 of the General Terms and Conditions of my Stock Option Award Agreement that I elect to purchase the number of Shares set forth below at the Exercise Price set forth in my Stock Option Award Agreement:

Stock Option Award Agreement dated: ____________

Number of shares being purchased: ____________

Total Exercise Price: $____________

This Notice of Exercise is accompanied by either (check one):

            certified check, money order, official bank check or personal check made payable to the order of the Company in an amount equal to the Exercise Price;

_____ Shares of the Company already in my possession with a Fair Market Value of
$        ;* or

            a properly executed notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price and applicable tax withholding amounts (if any).

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's 2012 Stock Incentive Plan.

OPTION HOLDER

By:
Print Name:

*     If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchanged and the total new option shares that I acquired.

DESIGNATION OF BENEFICIARY

General Information: Use this form to designate the Beneficiary(ies) who may exercise Options outstanding to you at the time of your death.

Name of Person Making Designation:		Social Security Number:

BENEFICIARY DESIGNATION:
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES).  I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death (attach additional sheets as necessary):

Name	Address	Relationship	Birth date	Share

Total=100 percent

B. CONTINGENT BENEFICIARY(IES).  I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Options:

Name	Address	Relationship	Birth date	Share

Total = 100 percent

SIGN HERE
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Provident New York Bancorp prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Options.

Your signature			Date

------------------------------------------- Internal Use Only ------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of Provident New York Bancorp on the date indicated. By Authorized Signature Date	Comments